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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

         TENDER OF COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

                                      IN
                        NATIONAL PROPANE PARTNERS, L.P.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if common units representing limited partner interests (the "Common Units") in National Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:
                   ChaseMellon Shareholder Services, L.L.C.

        By Mail:                   By Hand:            By Overnight Delivery:



     P. O. Box 3301              120 Broadway,           85 Challenger Road
  South Hackensack, NJ            13th Floor               Mail Drop-Reorg
          07606               New York, NY 10271         Ridgefield Park, NJ
  Attn: Reorganization       Attn: Reorganization               07660
       Department                 Department

     By Facsimile Transmission:                         Attn: Reorganization
                                                             Department
                                                         Confirm Receipt of
  (For Eligible Institutions Only)                     Facsimile By Telephone
           (201) 296-4293                                       Only:

                                                           (201) 296-4860
  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION HEREOF VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

  The undersigned hereby tenders to Columbia Propane, L.P., a Delaware limited partnership (the "Purchaser"), which has as its managing general partner CP Holdings, Inc., which is a wholly-owned subsidiary of Columbia Propane Corporation ("Purchaser Holdings"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated April 9, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Units specified below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Purchaser Holdings is a wholly-owned subsidiary of Columbia Energy Group.

Number of Common Units: _______________________________________________________

Name(s) of Common Unit Record Holder(s): ______________________________________

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                                (Please Print)

Certificate Nos. (if available): ______________________________________________

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Address(es): __________________________________________________________________

Zip Code: _____________________________________________________________________

Area Code and Tel. No.: _______________________________________________________

[_] Check box if Common Units will be tendered by book-entry transfer.

The Depository Trust Company Account Number: __________________________________

Signature(s) _____________________________

     --------------------------------

Dated: ___________________________________

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (i) represents that the above-named person(s) "own(s)" the Common Units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Common Units complies with Rule 14e-4, and (iii) guarantees to deliver to the Depositary either the certificates representing the Common Units tendered hereby, in proper form for transfer, or to deliver Common Units pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book Entry Transfer Facility"), in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________

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                            (Authorized Signature)

Address: ______________________________________________________________________

Zip Code: _____________________________________________________________________

Name: _________________________________________________________________________

Title: ________________________________________________________________________

Area Code and Tel. No.: _______________________________________________________

Dated: ________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR COMMON UNITS WITH THIS NOTICE. COMMON UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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